EXHIBIT 99.1

5429 LBJ Freeway, Suite 1000 Dallas, TX 75040 214-560-9000 Fax: (214) 560-9349

For further information contact:
Ray Schmitz
Executive Vice President and Chief Financial Officer
(214) 560-9308
ray.schmitz@dynamex.com

DYNAMEX INC. ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED
BY GREENBRIAR EQUITY GROUP LLC FOR $21.25 PER SHARE IN CASH

October 1, 2010 -- Dallas, Texas -- Dynamex Inc. (NASDAQ: DDMX) announced today that it has entered into a definitive agreement and plan of merger to be acquired for $21.25 per share in cash by entities controlled by Greenbriar Equity Group LLC (“Greenbriar”), a transportation and logistics focused private equity firm with $1.5 billion of capital under management. The transaction value is approximately $210 million. The agreement was unanimously approved by the Dynamex Inc. Board of Directors.

Under the agreement and plan of merger, each then outstanding share of Dynamex will be converted into the right to receive $21.25 per share in cash. The merger consideration represents a premium of approximately 39.3% over the September 30, 2010 closing price of Dynamex and a 58.4% premium over the average closing price for the 30 trading days prior to October 1, 2010. Following completion of the proposed transaction, Dynamex will no longer trade publicly and will be wholly-owned by affiliates of Greenbriar.

James Welch, CEO said, “We are pleased to reach agreement on a transaction with Greenbriar that we believe provides significant value to our stockholders. Greenbriar is a growth-oriented, industry-focused investment firm that will support the team at Dynamex as we continue to execute our strategy. A partnership with Greenbriar will provide continuity for Dynamex employees and customers as well as access to capital and other strategic resources that we can leverage to accomplish our long-term initiatives.”

“We are delighted that the Board of Dynamex has approved this transaction,” said Jill Raker, Managing Director of Greenbriar.  “We have known James Welch and have admired the company for some time.  We look forward to supporting the entire Dynamex team as they continue to provide solutions for their customers.”

Transaction Details

Completion of the transaction is subject to the approval by holders of a majority of Dynamex’s common shares.  Completion of the transaction is also subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Assuming the satisfaction of conditions, the transaction is expected to close in the fourth calendar quarter of 2010 or the first calendar quarter of 2011.

Greenbriar has advised Dynamex that it intends to finance the transaction with committed equity financing provided by Greenbriar Equity Fund II, L.P. and affiliated investment entities and from committed senior secured debt financing provided by PNC Bank, National Association (“PNC”). The commitment of PNC is not conditioned upon syndication of the senior secured facility with other financial institutions.

Under the terms of the agreement, Dynamex and its advisors are permitted to solicit and consider alternative proposals from third parties for a period of 40 days following the date of the merger agreement. There can be no assurance that the solicitation of such proposals will result in an alternative transaction.  In addition, Dynamex may, at any time, subject to the terms of the merger agreement, respond to unsolicited proposals.

October 1, 2010

Stephens Inc. acted as financial advisor, and Weil, Gotshal & Manges LLP acted as legal advisor, to Dynamex.

Jefferies & Company, Inc. acted as financial advisor, and Hughes Hubbard & Reed LLP acted as legal advisor, to Greenbriar.

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ABOUT DYNAMEX

Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information is available at www.dynamex.com.

ABOUT GREENBRIAR EQUITY GROUP LLC

Greenbriar Equity Group LLC, a private equity firm with $1.5 billion of committed capital, focuses exclusively on the global transportation industry, including companies in freight and passenger transport, aerospace and defense, automotive, logistics, and related sectors. Greenbriar invests with superior management teams who are interested in being significant equity owners in their companies as well as with corporate partners who are interested in raising capital. Greenbriar’s partners bring many decades of experience at the highest levels within the transportation industry. Additional information may be found at www.greenbriarequity.com.

ADDITIONAL INFORMATION

The proxy statement that Dynamex plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about Dynamex, Greenbriar, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from Dynamex by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Dynamex, without charge, from the SEC's website (www.sec.gov) or, without charge, from Dynamex by mail or from the Dynamex website (www.dynamex.com). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Dynamex. Dynamex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Dynamex stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Dynamex may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with Securities and Exchange Commission in connection with the proposed merger.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors

October 1, 2010

include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time. Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.